Exhibit 99.1

iGATE Reports First Quarter 2009 Earnings

FREMONT, CA—April 22, 2009—iGATE Corporation (NASDAQ:IGTE) the integrated technology and operations (iTOPS) company announced today financial results for the first quarter of fiscal 2009, ended March 31, 2009.

First quarter financial highlights

•	Diluted earnings from continuing operations of $0.09 per share compared to $0.12 per share made in the corresponding quarter last year

•	Revenue from continuing operations of $44.8 million compared to $55.6 million made in the corresponding quarter previous year

•	5 new customers added during the quarter

•	6,492 employees as of March 31, 2009; a net reduction of 74 employees as compared to the same period last year

“While we are engaged actively in several conversations with both clients and prospects, slow decision making has impacted closures,” said Phaneesh Murthy, Chief Executive Officer of iGATE Corporation.

“We faced a challenging first quarter which negatively impacted revenue. Despite the revenue decline, we increased our operating margin through a persistent focus on cost discipline,” said Sujit Sircar, Chief Financial Officer of iGATE Corporation. “The weak global economy and global currency fluctuations continue to be a cause of concern going forward.”

First quarter operating results

Revenue from continuing operations for the quarter was $44.8 million compared to $55.6 million in the same period last year. Gross profit margin was at 35.9% from 36.6% in the corresponding quarter last year. The gross margin was adversely impacted by decreased utilization and reduction in the average bill rates, which were slightly offset by the favorable effect of currency exchange movement.

Operating income for the quarter was marginally up at $5.6 million from $5.5 million in the same period last year. Operating margin has gone up to 12.5% of revenue from 9.9% in the corresponding quarter last year.

Net income from continuing operations was $5.0 million, or $0.09 per diluted share, compared to net income of $6.4 million or $0.12 per diluted share in the same period last year. The net margin was 11.2% as against 11.5% in the corresponding quarter last year.

During the quarter, the company generated operating cash flow of $8.6 million and ended the quarter with $62.6 million in cash and short-term investments.

Key customer wins and significant projects executed during the quarter

A leading North American financial services provider engaged iGATE to provide back-office operations support in Trade Services. iGATE’s solution will help the client variablize its cost structure. In the current economic scenario where trade volumes are fluctuating rapidly, the client benefits by gaining a better predictability on profit margin, and ability to roll out new service offerings with minimum investment.

As a part of its restructuring initiative, a large consumer packaged goods conglomerate has engaged iGATE to provide an enhanced SAP-based system which will enable the client to move into a single Sales and Marketing organization for several of its operating companies.

For a leading automotive supplier in Europe, iGATE is building an application that will allow numerous distributors of the client to get an accurate picture of the accessories inventory position of multiple automobile models. The solution will provide reliable and consistent information and minimize the lead time to update inventory.

We are supporting a well known healthcare company gain a competitive advantage by providing solutions to shrink new product and solution roll out time. iGATE will also participate in their customer focused web initiatives.

A US-based Healthcare claims management company and a provider network have sought our expertise in creating enterprise information management system with self service capabilities. This superior decision support system will help the client gain a 360 degree view of their customers; reduce customer support costs and uncover new revenue opportunities.

Important events during the quarter

•	Formed a strategic business alliance with the Tokyo-based CAC Corporation to deliver Information Technology and iTOPS services to CAC’s Japanese clients for their international operations.

•	Ranked No 1 provider worldwide of Data Warehousing, Data Mining and Business Intelligence services in the 2008 Black Book of Outsourcing.

•	Ranked in Top 10 as a Comprehensive Solution Provider for the Insurance Industry in the 2008 Black Book of Outsourcing.

•	Listed in Global Services 100 by the Global Services magazine and NeoIT for the second successive year.

•	Listed as a leader in Global Outsourcing 100 by International Association of Outsourcing Professionals (IAOP).

•	Added a new 66,000 sq ft facility in the Special Economic Zone, Hyderabad, India.

Conference Call and Webcast

iGATE will host a telephonic conference call to discuss the company’s first quarter financial results at 09.30 am Eastern Time (USA) on Wednesday, April 22, 2009. A live webcast of this conference call will be available on http://www.igate.com/investors/webcasts.html. The webcast will remain available for replay through April 28, 2009.

About iGATE

iGATE (NASDAQ:IGTE) is the first outsourcing solutions provider to offer a business outcome based pricing model through a fully integrated technology and operations (iTOPS) structure with global service delivery. iGATE works with clients to optimize their businesses, secure substantial and sustainable year on year cost benefits and tie costs to business needs and results. iGATE provides IT consulting; application development and maintenance; data warehousing; business intelligence solutions; ERP/enterprise solutions; BPO/business service provisioning; infrastructure management; independent verification and validation; KPO and contact center services. The company has been assessed at CMMI Level 5, follows Six Sigma methodologies, is COBIT, ISO 9001 and ISO 27001 certified, ensuring the highest levels of quality and data security. iGATE has 34 offices in 16 countries and manages global delivery centers in Mexico, Australia, Malaysia and India. iGATE is rated as a leading employer in India. For more information, please visit www.igate.com

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2008.

Investor Contact:

Salil Ravindran

+1 510-896-3015

salil.ravindran@igate.com

Media Contact:

Rathnam Subramanyam

+1 510-402-7354

pr@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	March 31, 2009 (unaudited)	December 31, 2008 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$16,129	$30,878
Short-term investments	46,488	34,601
Accounts receivable, net	36,271	40,565
Prepaid expenses and other current assets	3,692	4,184
Prepaid income taxes	3,381	3,300
Deferred tax assets	27	32
Receivable from Mastech Holdings Inc.	144	742

Total current assets	106,132	114,302

Deposits and other assets	4,090	3,986
Property and equipment, net	33,793	34,490
Deferred tax assets	5,657	5,016
Goodwill	28,041	29,179
Intangible assets, net	2,512	2,920

Total assets	$180,225	$189,893

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,224	$1,785
Accrued payroll and related costs	10,934	13,146
Accrued expenses	11,685	12,024
Deferred income taxes	480	471
Foreign exchange derivative contracts	7,850	7,468
Other current liabilities	3,315	3,874
Restructuring reserve	174	271
Deferred revenue	784	766

Total current liabilities	36,446	39,805

Other long-term liabilities	819	882
Foreign exchange derivative contracts, long term	3,028	3,134

Total liabilities	40,293	43,821

Shareholders’ equity:
Common Stock, par value $0.01 per share	552	551
Additional paid-in capital	174,560	173,198
Retained earnings	14,654	15,613
Common stock held in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(35,120)	(28,576)

Total shareholders’ equity	139,932	146,072

Total liabilities and shareholders’ equity	$180,225	$189,893

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars and shares in thousands, except per share data)

(unaudited)

	Three months ended,
	March 31, 2009	March 31, 2008
Revenues	$44,809	$55,639

Cost of revenues	28,719	35,275

Gross margin	16,090	20,364

Selling, general and administrative	8,586	11,941

Depreciation and amortization	1,903	2,916

Income from operations	5,601	5,507

Other (expense) income, net	(753)	1,310

Minority interest	—	(293)

Equity in income of affiliated companies	—	2

Income before income taxes	4,848	6,526

Income tax (benefit) expense	(153)	100

Income from continuing operations	5,001	6,426

Income (loss) from discontinued operations, net of taxes	—	982

Net income	$5,001	$7,408

Basic earnings per share from continuing operations
Common stock	$0.09	$0.12
Unvested restricted stock	0.09	0.12

Basic earnings per share from discontinued operations
Common stock	$—	$0.02
Unvested restricted stock	$—	$0.02

Diluted earnings per share from continuing operations	$0.09	$0.12
Diluted earnings per share from discontinued operations	$—	$0.01

Weighted average common shares outstanding, Basic	54,184	53,676

Weighted average dilutive common equivalent shares outstanding	55,139	54,927